SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report: June 24, 2010

Citizens South Banking Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23971	54-2069979
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

519 South New Hope Road, Gastonia, North Carolina	28054-4040
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  704-868-5200

Item 5.02      Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In accordance with the Company’s bylaws, Charles D. Massey retired from the Board of Directors after 39 years of service at the conclusion of the Annual Meeting.

Item 5.07      Submission of Matters to a Vote of Securities Holders

The Company’s Annual Meeting of Stockholders was held on June 24, 2010.  The matters considered and voted on by the Company’s stockholders at the Annual Meeting were as follows:

Proposal I:  The election of three directors for a three year term.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Richard K. Craig	5,867,804	40,397	1,442,913
Eugene R. Matthews, II	5,859,760	48,441	1,442,913
Kim S. Price	5,834,445	73,756	1,442,913

Proposal II:  The approval of an advisory non-binding proposal to approve the Company’s executive compensation program and policies.

Shares Voted For	Shares Voted Against	Abstentions
6,737,582	528,819	84,713

Proposal III:  The ratification of appointment of Cherry, Bekaert & Holland L.L.P as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2010.

Shares Voted For	Shares Voted Against	Abstentions
7,325,594	19,597	5,923

Proposal IV:  The approval of issuance of shares of common stock upon the conversion of the Company’s recently issued 8,280 shares of Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series B.

Shares Voted For	Shares Voted Against	Abstentions
5,552,381	291,515	64,305

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CITIZENS SOUTH BANKING CORPORATION

DATE: June 24, 2010	By:	/s/ Kim S. Price
Kim S. Price
President and Chief Executive Officer

	By:	/s/ Gary F. Hoskins
Gary F. Hoskins
Chief Financial Officer